Exhibit 99.1

Contact:

      Brian E. Powers, President and Chief Executive Officer

      CRAWFORD UNITED CORPORATION

      10514 Dupont Avenue, Suite 200

      Cleveland, Ohio 44108

      216-243-2449

March 21, 2023
FOR IMMEDIATE RELEASE

Crawford United Corporation Announces Fourth Quarter and Full Year 2022 Results

●	Earnings per share of $1.89 for the year and $0.88 for the quarter
●	Sales of $127.8 million for the year, an increase of 22.6%
●	Net Income of $6.6 million for the year, an increase of 16.1%
●	EBITDA As Defined[1] of $15.6 million for the year, an increase of 28.6%

CLEVELAND, OHIO, March 21, 2023 – Crawford United Corporation (OTC: CRAWA), a growth-oriented holding company serving diverse markets, today reported results for the quarter and year ended December 31, 2022.

For the quarter ended December 31, 2022, sales were $32.7 million compared with $27.3 million in the same period in 2021, an increase of 19.5%. In the quarter, the Company recorded operating income of $2.8 million compared with operating income of $0.7 million in the same period of the prior year, an increase of 308.4%.  Net income was $3.1 million, or $0.88 per fully diluted share, compared to $0.1 million, or $0.02 per fully diluted share in the fourth quarter of the prior year, an increase of 4,644.8%. EBITDA As Defined was $4.3 million in the fourth quarter compared to $1.9 million in the same period of the prior year, an increase of 132.9%.

For the year ended December 31, 2022, sales were $127.8 million compared with $104.2 million in 2021, an increase of 22.6%. In 2022, the Company recorded operating income of $8.5 million compared with operating income of $7.0 million in 2021, an increase of 22.1%. Net income was $6.6 million, or $1.89 per fully diluted share, compared with net income of $5.7 million, or $1.66 per fully diluted share in the prior year, an increase of 16.1%. EBITDA As Defined was $15.6 million compared to $12.2 million in 2021, an increase of 28.6%.

For the quarter and year ended December 31, 2022, the increases in sales were due to organic growth in each segment, in addition to the acquisitions during 2022 of Reverso Pumps, Separ America and Knitting Machinery. The increase in sales for the year was also attributable to a full twelve months of revenue from Komtek Forge and Emergency Hydraulics, which were acquired in 2021. Net income for the quarter was positively impacted by improved gross margins and a favorable adjustment in income tax expense.

Brian Powers, President and CEO, stated “We are pleased with the ongoing success of our business model, as our overall sales and gross margins continue to improve. Crawford United is continuing to explore opportunities for increased revenue and improved profitability, always with an eye towards additional acquisitions.”

About Crawford United Corporation.

Crawford United Corporation is a growth-oriented holding company providing specialty industrial products to diverse markets, including healthcare, education, aerospace, defense, and transportation. The company currently operates two business segments. The Commercial Air Handling Equipment segment is a leader in designing, manufacturing, and installing highly customized, large-scale commercial, institutional, and industrial air handling solutions, primarily for hospitals and universities. The Industrial & Transportation Products segment provides highly complex precision components to customers in the aerospace and defense industries, as well as a full line of branded metal, silicone, plastic, rubber, hydraulic, marine and fuel hose products. For more information, go to www.crawfordunited.com.

Information about Forward Looking Statements.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements made regarding the company’s future results. Generally, these statements can be identified by the use of words such as “guidance,” “outlook,” “believes,” “estimates,” “anticipates,” “expects,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements, or other statements made by the Company, are made based upon management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors (including, but not limited to, those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. As a result, actual results of the Company could differ materially from those expressed in or implied by such forward looking statements. These uncertainties and factors include the Company’s ability to successfully integrate acquisitions, and manage the larger operations of the combined businesses, the Company’s dependence upon a limited number of customers in the aerospace industry, the highly competitive industry in which the Company operates, which includes several competitors with greater financial resources and larger sales organizations, the Company’s ability to capitalize on market opportunities in certain sectors, the Company’s ability to obtain cost effective financing and the Company’s ability to satisfy obligations under its financing arrangements, shortages in supply or increased costs of freight, labor or necessary products, components or raw materials, the moderation of the adverse effects of the COVID-19 pandemic, the resumption of operations by the Company’s customers, loosening of public health restrictions, or any reimposed restrictions or tightening of public health restrictions which could impact the demand for the Company’s products , general economic uncertainty in key global markets and a worsening of global economic conditions, including slow economic growth or recession, inflation, currency and credit market volatility, reduced capital expenditures and changes in government trade, fiscal, tax and monetary policies and adverse effects from evolving geopolitical conditions, such as the military conflict in Ukraine, as well as the risks described from time to time in the Company’s reports as filed with the Securities and Exchange Commission. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Brian E. Powers

President & CEO

216-243-2449

bpowers@crawfordunited.com

“Crawford United has a great future behind it.”

1 EBITDA As Defined is a Non-GAAP financial measure. Please refer to the definition and table at the end of this release for a reconciliation of EBITDA As Defined to net income.

CRAWFORD UNITED CORPORATION

Consolidated Income Statement (Unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,

	2022		2021		2022		2021
Sales	$32,660,531	100%	$27,320,481	100%	$127,754,927	100%	$104,162,227	100%
Cost of Sales	25,072,450	77%	22,588,935	83%	100,722,146	79%	82,249,762	79%
Gross Profit	7,588,081	23%	4,731,546	17%	27,032,781	21%	21,912,465	21%

Operating Expenses:
Selling, general and administrative expenses	4,827,136	15%	4,055,332	15%	18,499,309	14%	14,922,213	14%
Operating Income	2,760,945	8%	676,214	2%	8,533,472	7%	6,990,252	7%

Other (Income) Expenses:
Interest charges	391,987	1%	187,892	1%	1,138,224	1%	881,741	1%
Other (income) expense	(364,276)	-1%	(119,805)	-1%	(336,945)	0%	(1,254,432)	-1%
Total Other (Income) and Expenses	27,711	0%	68,087	0%	801,279	1%	(372,690)	0%
Income before Income Taxes	2,733,235	8%	608,127	2%	7,732,194	6%	7,362,942	7%
Income tax expense	(336,484)	-1%	543,429	2%	1,170,791	1%	1,709,644	2%
Net income	$3,069,719	9%	$64,698	0%	$6,561,403	5%	$5,653,298	5%

Net income per common share
Basic	$0.88		$0.02		$1.89		$1.66
Diluted	$0.88		$0.02		$1.89		$1.66

Weighted average shares outstanding
Basic	3,476,019		3,408,906		3,462,868		3,405,061
Diluted	3,476,019		3,409,819		3,462,868		3,405,061

CRAWFORD UNITED CORPORATION

Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA As Defined is a non-GAAP financial measure that the Company is providing in this press release. EBITDA As Defined reflects net income before interest expense, income taxes, depreciation and amortization, and also excludes certain charges and corporate-level expenses as defined in the Company's current revolving credit facility. The Company presents this non-GAAP financial measure because management uses EBITDA As Defined to assess the Company's performance and believes that EBITDA As Defined is useful to investors as an indication of the Company's compliance with its financial covenants in its revolving credit facility. Additionally, EBITDA As Defined is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA As Defined is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income or cash flow information calculated in accordance with GAAP. EBITDA As Defined herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to EBITDA As Defined:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2022	2021	2022	2021
Net income	$3,069,719	$67,698	$6,561,403	$5,653,298
Addback:
Interest charges	391,987	187,892	1,138,224	881,741
Income tax expense	(336,484)	543,429	1,170,791	1,709,645
Depreciation and amortization	950,526	753,332	3,750,805	2,986,599
Non-cash stock-based compensation expense	19,807	6,382	957,728	429,344
Gain on reversal of contingent liability	(750,000)	-	(750,000)	-
Amortization of right of use assets	652,111	286,946	1,706,810	1,152,180
Unrealized loss (gain) on investments in equity securities	324,834	(77,326)	860,273	188,615
Forgiveness of PPP loan	-	-	-	(1,453,837)
Non-recurring transaction charges	-	87,641	246,026	613,951
EBITDA As Defined	$4,322,500	$1,855,994	$15,642,060	$12,161,536